UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2017

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36370	59-3553710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14193 NW 119th Terrace Suite 10 Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (386) 462-2204

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

We held our 2017 Annual Meeting of Stockholders on February 28, 2017, at which two proposals were submitted to, and approved by, our stockholders.  The holders of 14,391,123 shares of common stock were present or represented by proxy at the meeting.  The proposals are described in detail in our definitive proxy statement for the 2017 Annual Meeting filed with the Securities and Exchange Commission on January 13, 2017.  The final results for the votes for each proposal are set forth below.

At the annual meeting, each of Susan B. Washer, Ed Hurwitz and James Rosen was elected as a Class III Director of the Company, to serve a three-year term expiring at the 2020 Annual Meeting of Stockholders.  The votes cast in the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Broker
			Non-Votes
Susan B. Washer	12,384,591	1,008,659	997,873
Ed Hurwitz	7,792,322	5,600,928	997,873
James Rosen	9,182,594	4,210,656	997,873

At the annual meeting, our stockholders also approved the proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending on June 30, 2017.  The votes cast on this proposal were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker
				Non-Votes
To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for fiscal year 2017	14,323,808	66,861	454	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

Date: March 2, 2017	By:	/s/ Lawrence E. Bullock
Lawrence E. Bullock
Chief Financial Officer

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